Exhibit 99.1
 News Release

Cenveo Completes Acquisition of
MeadWestvaco’s Envelope Products Business

STAMFORD, CT – (February 1, 2011) – Cenveo, Inc. (NYSE: CVO) announced today that it completed its previously announced acquisition of the Envelope Products Group of MeadWestvaco (NYSE: MWV). The Envelope Products Group manufactures and distributes envelope products for the billing, financial and direct mail markets and has approximately 900 employees. The combined companies will form the largest, most innovative envelope company in the world.

Robert G. Burton, Sr., Chairman and Chief Executive Officer stated:
"Today marks an important milestone in achieving our goal of significantly enhancing and solidifying our industry leading envelope platform.  This acquisition brings together two industry leaders, both of which have much to offer one another and creates a platform that will truly be the envy of the industry. We are impressed by the degree of synergy that is available and are working to ensure that we combine the best of both organizations. I want to personally welcome the employees of the Envelope Products Group to the Cenveo family.    The acquisition is expected to be accretive to earnings in 2011 and will be deleveraging to our balance sheet.”

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Cenveo (NYSE: CVO), headquartered in Stamford, Connecticut, is a leader in the management and distribution of print and related products and solutions.  The Company provides its customers with low-cost alternatives within its core businesses of labels and forms manufacturing, packaging and publisher offerings, envelope production, and printing; supplying one-stop solutions from design through fulfillment. Cenveo delivers everyday for its customers through a network of production, fulfillment, content management, and distribution facilities across the globe.

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Statements made in this release, other than those concerning historical financial information, may be considered “forward-looking statements,” which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.  In view of such uncertainties, investors should not place undue reliance on our forward-looking statements.  Such statements speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results to differ materially from management’s expectations include, without limitation: (i) recent U.S. and global economic conditions have adversely affected us and could continue to do so; (ii) our substantial indebtedness could impair our financial condition and prevent us from fulfilling our business obligations; (iii) our ability to service or refinance our debt; (iv) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (v) additional borrowings are available to us that could further exacerbate our risk exposure from debt;  (vi) our ability to successfully integrate acquisitions; (vii) a decline of our consolidated or individual reporting units operating performance could result in the impairment of our assets; (viii) our continuing SEC compliance; (ix) intense competition in our industry; (x) the general absence of long-term customer agreements in our industry, subjecting our business to quarterly and cyclical fluctuations; (xi) factors affecting the U.S. postal services impacting demand for our products; (xii) the availability of the Internet and other electronic media affecting demand for our products; (xiii) increases in paper costs and decreases in its availability; (xiv) our labor relations; (xv) our compliance with environmental rules and regulations; and (xvi) our dependence on key management personnel. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business. Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at http://www.cenveo.com.

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.